UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2015, NIC Inc. (the “Company”) entered into Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment’), which amends the Amended and Restated Credit Agreement, dated as of August 6, 2014, by and between the Company and Bank of America, N.A. (the “Credit Agreement”).  The material amendments to the Credit Agreement made by the Amendment include (a) extending the maturity date to May 1, 2017; and (b) decreasing the margin added to the LIBOR rate for any amounts selected by the Company to be borrowed at the LIBOR rate, and the fees payable on outstanding letters of credit, to either 1.15% (if the Company’s consolidated leverage ratio is less than 1.50:1) or 1.25% (if the Company’s consolidated leverage ratio is greater than or equal to 1.50:1) of face value per annum.  The Company agreed to pay an annual fee of $10,000 in connection with the amendment to the credit facility.

A copy of the amendment is furnished with this report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Credit Agreement Dated as of July 9, 2015 between NIC Inc., as Borrower, and Bank of America, N.A., as Lender and L/C Issuer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan Chief Financial Officer

Date:  July 9, 2015

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